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                                                                    Exhibit 12.1

Exhibit 12.1 Ratio of Earnings To Fixed Charges

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
                                                       Three Months
                                                      Ended March 31,                      Year Ended December 31,
                                                      -----------------------------------------------------------------------------
                                                           2002           2001         2000        1999         1998       1997
                                                      -----------------------------------------------------------------------------
                                                                                           (amounts in thousands)

Net loss                                                $(23,150)     $(567,277)  $(1,411,273)  $(719,968)   $(124,546)   $(31,020)

Equity in losses of equity-method investees                1,744         30,327       304,596      76,769        2,905          -
                                                      -----------------------------------------------------------------------------
Net loss before equity in losses of
  equity-method investees                                (21,406)      (536,950)   (1,106,677)   (643,199)    (121,641)    (31,020)
                                                      -----------------------------------------------------------------------------

Plus fixed charges:
     Interest expense including amortization
       of debt issuance costs                             35,244        139,232       130,921      84,566       26,639         326
     Assumed interest element included in
       rent expense                                        1,659          8,880        10,773       4,732        2,833         700
                                                      -----------------------------------------------------------------------------
                                                          36,903        148,112       141,694      89,298       29,472       1,026
                                                      -----------------------------------------------------------------------------

     Adjusted earnings (loss)                             15,497       (388,838)     (964,983)   (553,901)     (92,169)    (29,994)
     Fixed charges                                       (36,903)      (148,112)     (141,694)    (89,298)     (29,472)     (1,026)
                                                      -----------------------------------------------------------------------------
Deficiency in earnings to cover fixed charges           $(21,406)      (536,950)  $(1,106,677)  $(643,199)   $(121,641)   $(31,020)
                                                      =============================================================================
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